Exhibit 99.2

EXECUTION COPY

MAKE GOOD ESCROW AGREEMENT

     This Make Good Escrow Agreement (the "Make Good Agreement"), dated effective as of September 9, 2010, is entered into by and among American Lorain Corporation, a Nevada corporation (the "Company"), the Purchasers party to the Securities Purchase Agreement (each, a “Purchaser” and collectively, the "Purchasers"), Mr. Chen Si (the "Make Good Pledgor"), and Collateral Agents, LLC, as escrow agent ("Escrow Agent").

     WHEREAS, the Company and the Purchasers have entered into that certain Securities Purchase Agreement, dated September 9, 2010 (the "Securities Purchase Agreement"), evidencing the Company's offering (the "Offering") of securities. As an inducement to the Purchasers to participate in the Offering and as set forth in the Securities Purchase Agreement, the Make Good Pledgor has agreed to place certain shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) owned by him into escrow for the benefit of the Purchasers in the event the Company fails to satisfy certain financial thresholds.

     WHEREAS, pursuant to the requirements of the Securities Purchase Agreement, the Company and Make Good Pledgor have agreed to establish an escrow on the terms and conditions set forth in this Make Good Agreement;

     WHEREAS, the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Make Good Agreement; and

     WHEREAS, all capitalized terms used but not defined herein which are defined in the Securities Purchase Agreement shall have the respective meanings given to such terms in the Securities Purchase Agreement;

     NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

1. Appointment of Escrow Agent. The Make Good Pledgor and the Company hereby appoint Escrow Agent to act as Escrow Agent in accordance with the terms and conditions set forth in this Make Good Agreement, and Escrow Agent hereby accepts such appointment and agrees to act as Escrow Agent in accordance with such terms and conditions.

2. Establishment of Escrow. Within three Trading Days following the Closing, the Make Good Pledgor shall deliver, or cause to be delivered, to the Escrow Agent original certificates evidencing an aggregate of 1,300,000 shares of the Company’s Common Stock (the "Escrow Shares"), along with original executed stock powers and an original executed letter from the Company guaranteeing the signature on the stock powers. The Purchasers understand and agree that the Purchasers’ right to receive 2010 Make Good Shares, 2011 Make Good Shares and 2012 Make Good Shares (each as defined below) pursuant to this Make Good Agreement shall continue only in proportion to and only as to the number of Shares Purchasers acquired pursuant to the Securities Purchase Agreement or received under this Make Good Agreement which have not been transferred or sold (i.e., the number of remaining shares so purchased or received and still owned or shall be owned by the Purchasers on the relevant date), and that the right to receive any Make Good Shares is personal to Purchasers and Purchasers shall not have the right to assign their rights to receive all or any such 2010 Make Good Shares, 2011 Make Good Shares and 2012 Make Good Shares to other Persons in conjunction with negotiated sales or transfers of any of its Shares. Make Good Pledgor hereby irrevocably agrees that, other than in accordance with this Make Good Agreement, the Make Good Pledgor will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of any of the Escrow Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive Escrow Shares). In furtherance thereof, the Company will (x) place a stop order on all Escrow Shares which shall expire on the date the Escrow Shares are delivered to the Purchasers or returned to the Make Good Pledgor, (y) notify the Transfer Agent in writing of the stop order and the restrictions on such Escrow Shares under this Make Good Agreement and direct the Transfer Agent not to process any attempts by any Make Good Pledgor to resell or transfer any Escrow Shares before the date the Escrow Shares that should be delivered to the Purchasers are delivered to the Purchasers or returned to the Make Good Pledgor, or otherwise in violation of this Make Good Agreement. The Company shall notify the Purchasers as soon as the Escrow Shares have been deposited with the Escrow Agent. Escrow Agent shall notify the Company and the Purchasers each such time that the number of Escrow Shares changes, and as part of such notice, state the number of Escrow Shares prior to, and immediately following, such change in the number of Escrow Shares. Without limiting the generality of the foregoing, the Make Good Pledgor acknowledges and agrees that the rights of the Purchasers hereunder to receive 2010 Make Good Shares, 2011 Make Good Shares and 2012 Make Good Shares is not limited to the number of Escrow Shares held in escrow at any particular time and that such right is with full recourse against the Make Good Pledgor’s assets, including, without limitation, any securities of the Company held by the Make Good Pledgor. The Purchasers acknowledge and agree that 1,000,000 of the Escrow Shares (as equitably adjusted for any stock split, stock combination, recapitalization or similar transaction) (the “Tongley Shares”) shall be allocated exclusively to Tongley Investment Ltd. (the “Lead Purchaser”) and the remaining 300,000 Escrow Shares (as equitably adjusted for any stock split, stock combination, recapitalization or similar transaction) shall be allocated exclusively to the Purchasers other than the Lead Purchaser (the “Other Purchaser Shares”) and no Purchaser other than the Lead Purchaser shall have any right in the Tongley Shares and the Lead Purchaser shall not have any rights to the Other Purchaser Shares and the Escrow Agent shall not under any circumstances release the Tongley Shares to any Purchaser other than the Lead Purchaser nor shall it release the Other Purchaser Shares to Tongley.

3. Representations of Make Good Pledgor. The Make Good Pledgor (as to itself and its Escrowed Shares) hereby represents and warrants to the Purchasers as follows:

(a) All of the Escrow Shares are validly issued, fully paid and nonassessable shares of the Company, and free and clear of all Liens. Upon any transfer of Escrow Shares to Purchasers hereunder, Purchasers will receive full right, title and authority to such shares as holder of Common Stock of the Company free and clear of all liens other than those imposed by United States federal securities laws.

(b) Performance of this Make Good Agreement and compliance with the provisions hereof will not violate any provision of any applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the properties or assets of Make Good Pledgor pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon Make Good Pledgor or such properties or assets, other than such breaches, defaults or Liens which would not have a material adverse effect taken as a whole.

(c) Make Good Pledgor has carefully considered and understands its obligations and rights under this Make Good Agreement, and in furtherance thereof (x) has consulted with its legal and other advisors with respect thereto and (y) hereby forever waives and agrees that it may not assert any equitable defenses in any Proceeding involving the Escrow Shares.

(d) At all times during the term of this Make Good Agreement, Make Good Pledgor will reserve 3,000,000 shares of common stock, validly owned by Make Good Pledgor and free of any liens, in the event that such shares will need to be transferred to the Purchasers pursuant to this Make Good Agreement.

4. Disbursement of Escrow Shares.

     (a)(i) In the event that the earnings per share (calculated on a fully-diluted basis in accordance with GAAP) reported in the Annual Report of the Company for the fiscal year ending December 31, 2010, as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission) (the “2010 Annual Report”) is less than $0.55 (the “2010 Guaranteed EPS”), the Escrow Agent (on behalf of the Make Good Pledgor) will, within 5 business days after receiving a written notice signed by both the Lead Purchaser and the Make Good Pledgor, in the form of Exhibit B attached hereto (the “Make Good Notice”), indicating the number of Escrow Shares to be released from escrow in accordance with this Section 4(a)(i), transfer a number of 2010 Make Good Shares (as calculated below) to the Purchasers (on a pro rata basis from the Tongley Shares in the case of the Lead Purchaser and from the Other Purchaser Shares in the case of the Purchasers other than the Lead Purchaser, based on the number of shares of Common Stock acquired in the Offering that continue to be held by such Purchasers or their affiliates) for no consideration other than payment of its Subscription Amount paid to the Company at Closing. The “2010 Make Good Shares” means a number of shares of Common Stock equal to:

X * [($0.55/ actual fully-diluted earnings per share reported in the 2010 Annual Report) -1], where X is equal to the number of shares of Common Stock acquired by a Purchaser in the Offering and pursuant to this Agreement that the Purchaser or any of its affiliates continues to hold as of the date of calculation.

     (ii) In the event that the earnings per share (calculated on a fully-diluted basis in accordance with GAAP) reported in the Annual Report of the Company for the fiscal year ending December 31, 2011, as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission) (the “2011 Annual Report”) is less than 125% of the actual fully-diluted earnings per share reported in the 2010 Annual Report (the “2011 Guaranteed EPS”), the Make Good Pledgor may choose to defer the transfer of the 2011 Make Good Shares to the end of 2012, in accordance with the formula provided in Article 4(a)(iv), by providing notice to both the Escrow Agent and the Purchasers prior to the 5th business day following the filing of the 2011 Annual Report. If the Make Good Pledgor fails to deliver the notice for deferral by the fifth business day following the filing of the 2011 Annual Report to the Escrow Agent, the Escrow Agent (on behalf of the Make Good Pledgor) will, within 5 business days after receiving a Make Good Notice indicating the number of Escrow Shares to be released from escrow in accordance with this Section 4(a)(ii), transfer a number of 2011 Make Good Shares (as calculated below) to the Purchasers (on a pro rata basis from the Tongley Shares in the case of the Lead Purchaser and from the Other Purchaser Shares in the case of the Purchasers other than the Lead Purchaser, based on the number of shares of Common Stock acquired in the Offering that continue to be held by such Purchasers or their affiliates) for no consideration other than payment of its Subscription Amount paid to the Company at Closing within two business days following the expiration of such aforementioned five business day period. The “2011 Make Good Shares” means a number of shares of Common Stock equal to:

(X + 2010 Make Good Shares) * [(125% of the actual fully-diluted earnings per share reported in the 2010 Annual Report/fully-diluted earnings per share reported in the 2011 Annual Report) – 1], where X is equal to the number of shares of Common Stock acquired by a Purchaser in the Offering and pursuant to this Agreement that the Purchaser or any of its affiliates continues to hold as of the date of calculation.

     (iii) In the event that the earnings per share (calculated on a fully-diluted basis in accordance with GAAP) reported in the Annual Report of the Company for the fiscal year ending December 31, 2012, as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission) (the “2012 Annual Report”) is less than 120% of the actual fully-diluted earnings per share reported in the 2011 Annual Report (the “2012 Guaranteed EPS”), the Escrow Agent (on behalf of the Make Good Pledgor) will, within 5 business days after receiving a Make Good Notice indicating the number of Escrow Shares to be released from escrow in accordance with this Section 4(a)(iii), transfer a number of 2012 Make Good Shares (as calculated below) to the Purchasers (on a pro rata basis from the Tongley Shares in the case of the Lead Purchaser and from the Other Purchaser Shares in the case of the Purchasers other than the Lead Purchaser, based on the number of shares of Common Stock acquired in the Offering that continue to be held by such Purchasers or their affiliates) for no consideration other than payment of its Subscription Amount paid to the Company at Closing. The “2012 Make Good Shares” means a number of shares of Common Stock equal to:

(X + 2010 Make Good Shares + 2011 Make Good Shares) x [(120% of the actual fully-diluted earnings per share reported in the 2011 Annual Report/actual fully-diluted earnings per share reported in the 2012 Annual Report) - 1], where X is equal to the number of shares of Common Stock acquired by a Purchaser in the Offering and pursuant to this Agreement that the Purchaser or any of its affiliates continues to hold as of the date of calculation.

     (iv) In the event that the Make Good Pledgor chooses to defer the transfer of 2011 Make Good Shares as provided under Article 4(a)(ii), after the filing of the 2012 Annual Report, the Escrow Agent (on behalf of the Make Good Pledgor) will, within 5 business days after receiving a Make Good Notice indicating the number of Escrow Shares to be released from escrow in accordance with this Section 4(a)(iv), transfer a number of 2011 and 2012 Make Good Shares (as calculated below) to the Purchasers (on a pro rata basis from the Tongley Shares in the case of the Lead Purchaser and from the Other Purchaser Shares in the case of the Purchasers other than the Lead Purchaser, based on the number of shares of Common Stock acquired in the Offering that continue to be held by such Purchasers or their affiliates) for no consideration other than payment of its Subscription Amount paid to the Company at Closing. The “2011 & 2012 Make Good Shares” means a number of shares of Common Stock equal to:

(X+ 2010 Make Good Shares) x [(150% of the actual fully-diluted earnings per share reported in the 2010 Annual Report+(125% of the actual fully-diluted earnings per share reported in the 2010 Annual Report - actual fully-diluted earnings per share reported in the 2011 Annual Report))/fully-diluted earnings per share reported in the 2012 Annual Report - 1], where X is equal to the number of shares of Common Stock acquired by a Purchaser in the Offering and pursuant to this Agreement that the Purchaser or any of its affiliates continues to hold as of the date of calculation

     (v) Notwithstanding the foregoing or anything else to the contrary herein, for purposes of determining whether or not the 2010 Guaranteed EPS, 2011 Guaranteed EPS, or 2012 Guaranteed EPS have been met, the release of any of the 2010 Make Good Shares, 2011 Make Good Shares, or 2012 Make Good Shares to the Make Good Pledgor as a result of the operation of this Section 4 shall not be deemed to be an expense, charge, or any other deduction from revenues even though GAAP may require contrary treatment or the Annual Report for the respective fiscal years filed with the Commission by the Company may report otherwise. Other than as set forth in this Section 4, no other exclusions shall be made for any recurring or non-recurring expenses of the Company in determining whether any of the 2010 Guaranteed EPS, 2011 Guaranteed EPS, or 2012 Guaranteed EPS has been achieved.

     (vi) If prior to the second anniversary of the filing of either of the 2010 Annual Report, 2011 Annual Report, or the 2012 Annual Report (as applicable), the Company or their auditors report or recognize that the financial statements contained in such report are subject to amendment or restatement such that the Company would recognize or report adjusted fully-diluted earnings per share of less than or greater than any of the 2010 Guaranteed EPS, 2011 Guaranteed EPS, or 2012 Guaranteed EPS (as applicable), then notwithstanding any prior return of 2010 Make Good Shares, 2011 Make Good Shares, or 2012 Make Good Shares to the Make Good Pledgor, or prior delivery thereof to the Purchasers, the Make Good Pledgor or Purchasers, as applicable, will, within seven Business Days following the earlier of the filing of such amendment or restatement or recognition, by notice of the Purchaser or the Make Good Pledgor, as applicable, deliver the relevant 2010 Make Good Shares, 2011 Make Good Shares, or 2012 Make Good Shares to the Purchasers or to the Make Good Pledgor, as applicable.

     (vii) In the event that the fully-diluted earnings per share reported in any of the 2010 Annual Report, 2011 Annual Report, or 2012 Annual Report, in each case calculated in accordance with this Make Good Agreement, is equal to or greater than the 2010 Guaranteed EPS, 2011 Guaranteed EPS, or 2012 Guaranteed EPS, respectively, no transfer of the 2010 Make Good Shares, 2011 Make Good Shares, or 2012 Make Good Shares, respectively, shall be required by the Make Good Pledgor to the Purchasers under this Section and in such instance, within fifteen (15) days following the issuance of the 2012 Annual Report, the Escrow Agent shall release the remaining Escrow Shares to the Make Good Pledgor.

     (b) Pursuant to Section 4(a), if the a Make Good Notice is delivered to the Escrow Agent that the Escrow Shares are to be transferred to the Purchasers, then the Escrow Agent shall, within 5 business days upon receipt of the Make Good Notice, forward the applicable amount of Escrow Shares to the Company’s Transfer Agent for reissuance to the Purchasers in accordance with this Make Good Agreement. The Company covenants and agrees that upon any transfer of the applicable amount of Escrow Shares to the Purchasers in accordance with this Make Good Agreement, the Company shall promptly instruct its Transfer Agent to reissue the applicable amount of such Escrow Shares in the respective Purchasers’ names and deliver the same, or cause the same to be delivered as directed by Purchasers. If the Company does not promptly, and no later than seven Trading Days following the filing of the Company’s Annual Report on 10-K for fiscal year 2010, 2011, or 2012, as applicable, provide such instructions to the Transfer Agent of the Company, then the Lead Purchaser is hereby irrevocably authorized and directed by the Company to give such re-issuance instruction to the Transfer Agent of the Company. If any Escrow Shares remain in escrow following required transfers of Escrow Shares to the Purchasers in accordance with Section 4(a), then the Escrow Agent shall return those remaining Escrow Shares to the Make Good Pledgor upon receipt of written notice to do the same from the Company.

     (c) The Company and Make Good Pledgor covenant and agree to provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request, including appropriate W-9 or W-8 forms for the Purchasers. The Company, Make Good Pledgor and the Purchasers understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

5. Notice of Filings. The Company agrees to promptly provide the Purchasers written notice of the filing with the Commission of any financial statements or reports referenced herein.

6. Escrow Shares. If any Escrow Shares are deliverable to the Purchasers in accordance with this Make Good Agreement, (i) Make Good Pledgor covenants and agrees to execute all such instruments of transfer (including stock powers and assignment documents) as are customarily executed to evidence and consummate the transfer of the Escrow Shares from Make Good Pledgor to the Purchasers, to the extent not done so in accordance with Section 2, and (ii) following its receipt of the documents referenced in Section 6(i), the Company and Escrow Agent covenant and agree to cooperate with the Transfer Agent so that the Transfer Agent may promptly reissue such Escrow Shares in the Purchaser’s name and delivers the same as provided herein or otherwise directed in writing by the Purchasers. Until such time as (if at all) the Escrow Shares are required to be delivered pursuant to the Securities Purchase Agreement and in accordance with this Make Good Agreement, (i) any dividends payable in respect of the Escrow Shares and all voting rights applicable to the Escrow Shares shall be retained by Make Good Pledgor and (ii) should the Escrow Agent receive dividends or voting materials, such items shall not be held by the Escrow Agent, but shall be passed immediately on to the Make Good Pledgor and shall not be invested or held for any time longer than is needed to effectively re-route such items to the Make Good Pledgor. In the event that the Escrow Agent receives a communication requiring the conversion of the Escrow Shares to cash or the exchange of the Escrow Shares for that of an acquiring company, the Escrow Agent shall solicit and follow the written instructions of the Make Good Pledgor; provided, that the cash or exchanged shares are instructed to be redeposited into the Escrow Account. Make Good Pledgor shall be responsible for all taxes resulting from any such conversion or exchange.

Assuming the Make Good Pledgor provides good and valid title to the Escrow Shares to be transferred and delivered on behalf of the Make Good Pledgor to the Purchasers hereunder, free and clear of all liens, encumbrances, equities or claims, the Escrow Agent will ensure that upon delivery of the Escrow Shares, good and valid title to the Escrow Shares, free and clear of all liens, encumbrances, equities or claims will pass to the Purchasers. The Escrow Agent shall not take any action which could impair Purchasers’s rights in the Escrow Shares. The Escrow Agent shall not sell, transfer, assign or otherwise dispose of (by operation of law or otherwise) or grant any option with respect to any Escrow Shares prior to the termination of this Agreement.

7. Interpleader. Should any controversy arise among the parties hereto with respect to this Make Good Agreement or with respect to the right to receive the Escrow Shares, Escrow Agent and/or the Purchasers shall have the right to consult and hire counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent is also hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing Escrow Agent. If Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 7 shall be filed in any court of competent jurisdiction in the State of New York, and the Escrow Shares in dispute shall be deposited with the court and in such event Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Make Good Agreement with respect to the Escrow Shares and any other obligations hereunder.

8. Exculpation and Indemnification of Escrow Agent.

     (a) Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. Escrow Agent acts under this Make Good Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person's or entity's obligations hereunder or under any such document. Except for this Make Good Agreement and instructions to Escrow Agent pursuant to the terms of this Make Good Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.

     (b) Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, absent gross negligence or willful misconduct. Escrow Agent may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Make Good Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

     (c) The Company and Make Good Pledgor each hereby, jointly and severally, indemnify and hold harmless each of Escrow Agent and any of their principals, partners, agents, employees and affiliates from and against any expenses, including reasonable attorneys' fees and disbursements, damages or losses suffered by Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Make Good Agreement or the services of Escrow Agent hereunder; except, that if Escrow Agent is guilty of willful misconduct or gross negligence under this Make Good Agreement, then Escrow Agent will bear all losses, damages and expenses arising as a result of its own willful misconduct or gross negligence. Promptly after the receipt by Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent will notify the other parties hereto in writing. For the purposes hereof, the terms "expense" and "loss" will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 8 shall survive the termination of this Make Good Agreement, and the resignation or removal of the Escrow Agent.

9. Compensation of Escrow Agent. Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit A, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent's services as contemplated by this Make Good Agreement; provided, however, that in the event that Escrow Agent renders any material service not contemplated in this Make Good Agreement, or there is any assignment of interest in the subject matter of this Make Good Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to any litigation pertaining to this Make Good Agreement, or the subject matter hereof, then Escrow Agent shall be reasonably compensated by the Company for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company. Prior to incurring any costs and/or expenses in connection with the foregoing sentence, Escrow Agent shall be required to provide written notice to the Company of such costs and/or expenses and the relevancy thereof and Escrow Agent shall not be permitted to incur any such costs and/or expenses which are not related to litigation prior to receiving written approval from the Company, which approval shall not be unreasonably withheld.

10. Resignation of Escrow Agent. At any time, upon ten (10) Business Days' written notice to the Company and the Purchasers, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company the Escrow Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-Business Day period following the giving of notice of resignation by Escrow Agent, the Company shall have failed to appoint a successor escrow agent, Escrow Agent shall deposit the Escrow Shares as directed by the Purchasers with the understanding that such Escrow Shares will continue to be subject to the provisions of this Make Good Agreement.

11. Records. Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Make Good Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent and at the requesting party’s expense.

12. Notice. All notices, communications and instructions required or desired to be given under this Make Good Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier, to the addresses listed on the signature pages hereto.

13. Execution in Counterparts. This Make Good Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Assignment and Modification. This Make Good Agreement and the rights and obligations hereunder of the Company may be assigned by the Company only following the prior written consent of the Purchasers. This Make Good Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent only with the prior consent of the Company and the Purchasers. This Make Good Agreement and the rights and obligations hereunder of the Make Good Pledgor may not be assigned by any Make Good Pledgor. Subject to the requirements under federal and state securities laws, Purchasers may assign its rights under this Make Good Agreement without any consent from any other party. This Make Good Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company, Make Good Pledgor and the Purchasers. This Make Good Agreement is binding upon and intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Make Good Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person. No portion of the Escrow Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Make Good Agreement.

15. Applicable Law. This Make Good Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. The representations and warranties contained in this Make Good Agreement shall survive the execution and delivery hereof and any investigations made by any party. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Make Good Agreement shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any such proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Make Good Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

16. Headings. The headings contained in this Make Good Agreement are for convenience of reference only and shall not affect the construction of this Make Good Agreement.

17. Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Make Good Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

18. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Make Good Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

19. Other Activities. Escrow Agent may generally engage in any kind of business with the Company or any party hereto or any subsidiary or affiliate thereof as if it had not entered into this Agreement or any other agreement with them. Escrow Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) may now or hereafter be engaged in one or more transactions with the Company, or any party hereto or any subsidiary or affiliate thereof or may act as trustee, agent or representative of either the foregoing parties or otherwise be engaged in other transactions with such parties (collectively, the “Other Activities”). Without limiting the forgoing, Escrow Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) shall not be responsible to account to the Company or any party hereto or any subsidiary or affiliate thereof for such Other Activities.

20. Share Issuance Limitations. Notwithstanding anything to the contrary in the Transaction Documents, the Company shall not be obligated to issue, and the Make Good Pledgor shall not be obligated to transfer, any shares of Common Stock pursuant to the Securities Purchase Agreement or effectuate the transfer of Escrow Shares hereunder (collectively the issuance of securities under the Securities Purchase Agreement and the transfer of shares of Common Stock hereunder being an “Issuance”) if the aggregate number of shares of Common Stock issued in the Issuance would exceed 6,018,198 shares of Common Stock (the “Exchange Cap”), which is the aggregate number of shares of Common Stock which the Company and its affiliates may issue in connection with such transactions without breaching the Company’s obligations under the rules or regulations of any applicable Trading Market, except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of such Trading Market for issuances of Common Stock in excess of such amount (“Stockholder Approval”) or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Purchasers. The Company shall seek Stockholder Approval of the Issuance of an agreed upon maximum number of shares of Common Stock (such maximum number to be mutually agreed upon by the Company and the Lead Purchaser) at its next regularly scheduled meeting of stockholders. The Make Good Pledgor hereby agrees to vote any and all shares of Common Stock held by the Make Good Pledgor at such meeting in favor of the Company’s proposal to approve the Issuance of such maximum number of shares of Common Stock.

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IN WITNESS WHEREOF, the parties have duly executed this Make Good Agreement as of the date set forth opposite their respective names.

COMPANY:

AMERICAN LORAIN CORPORATION

By: /s/ Si Chen
Name: Si Chen, Chairman, Chief Executive
Officer and President of American Lorain
Corporation
Address: North Cycle Midsection
Junan County, Shandong Province
27660, PRC, China
Facsimile: +86 (539) 731-2738
Attn.:

MAKE GOOD PLEDGOR:

SI CHEN

/s/ Si Chen
Name: Si Chen
Address: North Cycle Midsection
Junan County, Shandong Province
27660, PRC, China
Facsimile: +86 (539) 731-4886
Attn.:

ESCROW AGENT:

By: /s/ Robert Schechter
Name: Robert Schechter
Title: Chief Executive Officer
Address: 122 East 57th Street
Third Floor,
New York, NY 10022
Facsimile: 212-245-9101
Attn.: Robert Schechter

PURCHASERS:

By: ______________
Name:
Title:
Address:
Facsimile:
Attn.:

Exhibit A

ESCROW AGENT FEE SCHEDULE

The Escrow Agent shall be entitled to an annual fee of $2,000 payable on the date hereof and on each anniversary of the date hereof until this agreement is terminated in accordance with its terms.

Exhibit B

NOTICE TO ESCROW AGENT

Pursuant to Article 4 of the Make Good Escrow Agreement dated September 9, 2010, please distribute ______Escrow Shares as follows:

[_____________] shares to Tongley Investment Ltd at the following address: [Address to be inserted];

[______________] shares to [Insert name of Purchaser] at the following address: [Address to be inserted];

[______________] shares to [Insert name of Purchaser] at the following address: [Address to be inserted];

[______________] shares to [Insert name of Purchaser] at the following address: [Address to be inserted];

TONGLEY INVESTMENT LTD

By: _________________
Weimin Yin, Principal

MAKE GOOD PLEDGOR:

SI CHEN
Date: _______________